Exhibit 10.16

No.: QB067

Labor Contract

(Fixed term)

Party A：Xi’an Qinba Pharmaceutical Co.,Ltd.
Party B：Qiao Yufei
Sign Date: 2006 Year 12 Month 18 Day

According to stipulations of the “Labor Law of the People’s Republic of China”, “Labor Contract Law of the People’s Republic of China” and other relevant laws and regulations, in the principle of equality and mutual benefits, the Two Parties reach this Labor Contract (hereinafter referred to as This Contract) through friendly consultation.

Article 1 The basic information of the two parties
1. Party A: Xi’an Qinba Pharmaceutical Co.,Ltd.
Legal representative or authorized representative：Zhang Guiping
Registered Address: B0601, Chuangye Plaza, No.48 of Keji Road, Xi’an Hi-Tech Industries Development Zone
Business Address: B0601, Chuangye Plaza, No.48 of Keji Road, Xi’an Hi-Tech Industries Development Zone
2. Party B: Meng Qingjia
Gender: male
Census register type (non-agricultural class, agricultural class) non-agricultural class
ID Card No.: 210102195510245316
or other valid certification name No.
Home Address 322 of 54 Building, Zhongxing Street, Heping District, Shenyang City, Liaoning Province
Residential Address in Xi’an Building No.19 of Ziwei Garden, Yiyuan Road, Gaoxin District, Xi’an City
The seat of the registered residence/household Shenyang City, Liaoning Province
Province(City) Heping District(County) Zhongxing Street(Township)

Article 2 Terms of the Contract
3. This contract is a fixed-term labor contract.
The term of this contract shall commence on 2007 Year 1 Month 8 Day and ending on 2012 Year 1 Month 7 Day. The probationary period of this Contract shall end on ∕ Year ∕ Month ∕ Day.

Article 3 Working content and Working place
4. Party B agrees to work as Sales Supervisor (job title) according to Party A’s work demand.

5. Party B’s work area or place is in Xi’an according to Party A’s position (job title) features.
Article 4 Working Hours & Rest & Vocation
6. Party A carries out 8 hours labor time system.
For standard labor time system, Party B’s normal work hours shall be no more than 8 hours per day and be no more than 40 hours per week, and the rest days are Saturday and Sunday .
For the integrated computation man-hour system or unfixed man-hour system, prior administrative licensing for special labor time system should be got from the labor administration department.
7. Party A carries out vocations like	National Legal Holidays

Article 5 Remuneration
8. The payment of salary shall be made before the 10th day every month in monetary form. Month salary is 1,200 Yuan or carried out according to ∕

Party B’s salary in the probationary period is ∕ Yuan.

Other terms agreed by the two parties about the salary Company will set performance wage and implementated in accordance with Party B’s performance, if complete the profit target of whole year, company will reward Party B for .2% of company’s net profits; reward Party B for 1% of company’s excessive profits; and a certain amount of stock options granted.

9. When Party A’s production work is not adequate to let Party B work, Party A pays to Party B ∕ Yuan as month living allowance or pays according to
∕

Article 6 Social Security & Welfare

10. The two parties participate in social insurance according to regulations of the States and Xi’an. Party A goes through the formalities related to social insurance for Party B, and undertakes corresponding obligations of the social insurance.

11. The medical treatment of Party B who is ill or injured not related to his/her employment should be carried out according to relevant regulations of the States and
Xi’an. Party A pays	60% of the salary
to Party B for the sick leave.
12. The treatment of Party B who suffers from occupational diseases or wounded in performance of duty should be carried out according to relevant regulations of the States and Xi’an.
13. Party A provides the following welfare to Party B social security benefit, pension insurance, unemployment insurance, medical insurance, labor insurance and other welfare State regulates.

Article 7 Working Conditions, Labor Safety and Protection against Occupational Hazards
14. Party A shall offer Party B the necessary occupational safety and health protection and working tools according to relevant regulations of Labor Safety of the States

15. Party A sets up safe production system according to relevant laws and regulations of the States. Party B shall strictly abide by the safety rules and disciplines made by Party A, prevent the industrial accident and reduce the occupational hazards.

16. Party A should establish and improve the occupational-disease-prevention system, reinforce the management and improve the level of occupational-disease-prevention.
Article 8 Terminations, Discharge of the Contract and the Economic Compensation
17. The Contract may be terminated，renewed and discharged according to the “Labor Contract Law of the People’s Republic of China” and other relevant laws and regulations of the States and Xi’an.

18. Party A should show the certificate to the Party B when discharging and terminating this contract, and go through the transferring procedures about files and social insurance for Party B within 15 days.

19. Party B should transfer the work according to the contract and pay the economic compensation during the work handover.

Article 9 Others agreed by the two parties
20. The two parties agree to add the following content to this contract:
∕

Article 10 Labor Disputes and Others

21. Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration.

22. The appendix of contract ∕

23. What is left unmentioned in the contract or any of the terms of this Contract should be inconsistent to the laws, regulations or policies of the States and Xi’an, the laws, regulations or policies of the State and Xi’an shall prevail

24. This contract shall have two originals and each party will have one.

Party A (official stamp) Xi’an Qinba Pharmaceutical Co.,Ltd.	Date: 2007-1-8
Party B (signature) Meng Qingjia	Date: 2007-1-8